EXHIBIT (23) (a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 23, 1998 (except as to Note 1 of the Consolidated Financial Statements which is as of February 4, 1998) appearing in the 1997 Annual Report of Central Hudson Gas & Electric Corporation on Form 10-K for the fiscal year ended December 31, 1997. We also consent to the reference to us under the heading "Legal Opinions and Experts" in such Prospectus.

PRICEWATERHOUSECOOPERS LLP

New York, New York
October 13, 1998